UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)September 21, 2010

Xtreme Oil and Gas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53892	20-8295316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 W. Plano Parkway, Suite 3600, Plano TX 75093

(Address of Principal Executive Offices)

 (214) 432-8002

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 21, 2010, the Company filed a Current Report on Form 8-K indicating that it had entered into a binding letter of intent to acquire oil and gas leases on approximately 70,000 acres in West Texas. Closing was subject to verification of title and other standard conditions and not anticipated to be prior to October 18, 2010.

To better verify title on such a large tract, it has been mutually agreed to delay closing up to 90 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2010

Xtreme Oil & Gas, Inc.

/s/ Willard G. McAndrew, III
Willard G. McAndrew, III, Chief Executive Officer